Exhibit 10.6

ESS TECH, INC.

AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment No. 1 to that certain Promissory Note (this “Amendment”) is effective as of October 31, 2025 by and between ESS Tech, Inc., a Delaware corporation (the “Company”) and YA II PN, Ltd., a Cayman Islands exempt limited company, or its registered assigns (the “Holder”). Each such person is referred to herein as a “Party” and, collectively, such persons are referred to herein as the “Parties.”

RECITALS

A.Reference is made to that certain Promissory Note, dated as of October 14, 2025, by and between the Parties (the “Note”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Note.

B.In accordance with Section 11 of the Note, the Parties desire to enter into this Amendment for purposes of amending the Note as set forth herein.

C.This Amendment shall be effective upon the mutual execution by the Parties.

Now, therefore, in consideration of the premises and the mutual premises set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

1.Amendment of the Note.

a.Section 1(d) of the Note is hereby amended and restated to read as follows:

“Monthly Payments. Beginning on December 15, 2025 and continuing on the same day of each successive calendar month (each, an “Installment Date”) set forth on the repayment schedule attached hereto as Schedule I (the “Repayment Schedule”), the Company shall repay a portion of the outstanding balance of this Note in an amount equal to the Principal amount set forth on the Repayment Schedule as of such repayment date, plus all accrued and unpaid Interest on this Note as of such Installment Date (collectively, the “Installment Amount”). With respect to the payment of any Installment Amount by the Company hereunder, the Company shall, at its own option, repay each Installment Amount either (i) in cash on or before the Installment Date, or (ii) by submitting an Advance Notice (as defined in the SEPA) (an “Advance Repayment”), or a series of Advance Notices, each with an Advance Date (as defined in the SEPA) on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company. In respect of any Installment Amount, or portion thereof, to be repaid by the Company in accordance with (i) of this Section 1(d), the Company shall pay to the Holder such Installment Amount to the Holder by wire transfer of immediately available funds in cash on or before such Installment Date. If the Company elects an Advance Repayment in accordance with (ii) of this Section 1(d), for all or a portion of an Installment Amount, then the Company shall deliver an Advance Notice to the Holder in accordance with the terms and conditions of the SEPA, that will have an Advance Date on or before the applicable Installment Date. Upon the closing of such Advance Notice in accordance with the SEPA, the Holder shall offset the amount due to be paid by the Holder to the Company under the SEPA against an equal amount of the Installment Amount to be paid by the Advance Repayment. If, on the Installment Date any portion of the Installment Amount remains unpaid, the Company shall repay such outstanding payment amount as a cash repayment pursuant to (i) of this Section 1(d). The Repayment Schedule may be modified from time to time upon mutual consent. Unless otherwise agreed by the Holder, any Advance Repayments delivered while this Note is outstanding shall first be used to satisfy any Installment Amount coming due within the next 30 days, and if no amounts are due during such period, the proceeds of the Advance Repayment shall be split, with 80% of the proceeds used to satisfy future Installment Amounts coming due in direct order of maturity, and the remaining 20% of the proceeds to be paid to the Company. In addition, unless otherwise agreed by the Holder, following the completion of the SEPA, any proceeds from the ATM Program while this Note is outstanding shall first be used to satisfy any Installment Amount coming due within the next 30 days, and if no amounts are due during such period, such proceeds shall be split, with 80% of the proceeds used to satisfy future Installment Amounts coming due in direct order of maturity, and the remaining 20% of the proceeds to be paid to the Company.”

b.Schedule I of the Note is hereby amended and restated to read as follows in the form set forth attached hereto as Exhibit A.

2.Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Note are and shall remain in full force and effect and are hereby ratified and confirmed by the Company. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Note or for any purpose except as expressly set forth herein, or a consent to any further or future action on the part of the Company that would require the waiver or consent of the Holder.
3.Representations and Warranties. The Company hereby represents and warrants to the Holder (before and after giving effect to this Amendment) that:
(a)This Amendment has been duly executed and delivered on behalf of the Company. This Amendment together with the Note constitutes the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
(b)Each of the representations and warranties made by the Company herein and the Note is true and correct in all material respects on and as of the date hereof, as if made on and as of the date hereof (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date); and
(c)No Event of Default has occurred and is continuing, or will result from this Amendment.
4.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Company, the Holder, and each of their respective permitted successors and assigns.
5.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

6.Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

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This Amendment is hereby acknowledged and agreed on behalf of the undersigned:

COMPANY:

ESS TECH, INC.

By: /s/ Kelly F. Goodman
Name: Kelly F. Goodman
Title: Interim Chief Executive Officer

[Signature Page to Amendment No. 1 to Promissory Note]

This Amendment is hereby acknowledged and agreed on behalf of the undersigned:

HOLDER:

YA II PN, LTD

By: Yorkville Advisors Global, LP
Its: Investment Manager

    By: Yorkville Advisors Global II, LLC
    Its: General Partner

By:_/s/ Matt Beckman
Name: Matt Beckman
Title: Member

Date: 11/12/2025

[Signature Page to Amendment No. 1 to Promissory Note]

Exhibit A

Schedule I

Repayment Schedule